UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

April 3, 2013

814-00201
(Commission File Number)

MVC CAPITAL, INC.
(the "Fund")
(Exact name of registrant as specified in its charter)

DELAWARE, 943346760
(Jurisdiction of Incorporation) (IRS Employer Identification Number)

287 Bowman Avenue
2nd Floor
Purchase, NY  10577
(Address of registrant's principal executive office)

914-701-0310
(Registrant's telephone number)
_______________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On April 3, 2013, MVC Capital, Inc. (the “Fund”) held its Annual Meeting of Stockholders.  During this meeting, our stockholders were asked to consider and vote upon two proposals: (1) to elect seven nominees to serve as members of the Board of Directors of the Fund to serve for a term of one year until the next annual meeting of stockholders, and (2) to ratify the selection of Ernst & Young LLP as the Fund’s independent registered public accounting firm for the fiscal year ending October 31, 2013.

 For each proposal, the final shareholder voting results were as follows:

Proposal 1: Election of seven directors.

Name	Votes For	Votes Withheld	Broker Non-Votes

Emilio Dominianni	12,331,273	3,913,058	4,715,026
Phillip Goldstein	14,115,131	2,129,200	4,715,026
Gerald Hellerman	12,121,768	4,122,563	4,715,026
Warren Holtsberg	12,359,103	3,885,228	4,715,026
Robert Knapp	12,281,871	3,962,460	4,715,026
William Taylor	12,331,604	3,912,727	4,715,026
Michael Tokarz	11,771,891	4,472,440	4,715,026

Proposal 2: Ratification of the selection of Ernst & Young LLP as the Fund’s independent registered public accounting firm.

Votes For	Votes Against	Abstentions	Broker Non-Votes

19,773,426	1,136,726	49,204	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MVC CAPITAL, INC.

By: /s/ Michael Tokarz
   Michael Tokarz
   Chairman
Dated:  April 8, 2013